Exhibit 99.1
YAHOO! BOARD OF DIRECTORS TO EVALUATE
UNSOLICITED PROPOSAL FROM MICROSOFT
Sunnyvale, Calif., February 1, 2008 — Yahoo! Inc. (Nasdaq: YHOO), a leading global Internet company, today said that it has received an unsolicited proposal from Microsoft to acquire the Company. The Company said that its Board of Directors will evaluate this proposal carefully and promptly in the context of Yahoo!’s strategic plans and pursue the best course of action to maximize long-term value for shareholders.
About Yahoo!
Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! is focused on powering its communities of users, advertisers, publishers, and developers by creating indispensable experiences built on trust. Yahoo! is headquartered in Sunnyvale, California. For more information, visit pressroom.yahoo.com.
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Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.
Media Contacts:
Diana Wong
Yahoo! Inc.
(408) 349-4391
dianaw@yahoo-inc.com
Jim Badenhausen
Robinson Lerer & Montgomery for Yahoo! Inc.
(646) 805-2006
jbadenhausen@rlmnet.com
Investor Contact:
Marta Nichols
Yahoo! Inc.
(408) 349-3527
mnichols@yahoo-inc.com